================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SUMMIT BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            SUMMIT BANCSHARES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            SUMMIT BANCSHARES, INC.

                              1300 SUMMIT AVENUE
                            FORT WORTH, TEXAS 76102

--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 15, 1997

--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Summit Bancshares, Inc. (the "Corporation") will be held at Summit National Bank, 1300 Summit Avenue, Fort Worth, Texas on April 15, 1997, at 4:30 p.m., for the following purposes:

     1.  To elect a Board of Directors of the Corporation consisting of thirteen
         (13) persons.

     2. To ratify the adoption of the 1997 Incentive Stock Option Plan of the Corporation.

     3. To ratify the appointment by the Board of Directors of Stovall, Grandey & Whatley as independent auditors of the Corporation for its fiscal year ending December 31, 1997.

     4. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

     Only those shareholders of record at the close of business on March 14, 1997, are entitled to notice of and to vote at the Annual Meeting of Shareholders or at any adjournment or adjournments thereof.

                                   IMPORTANT
                                   ---------

     All shareholders are urged to sign, date and return as promptly as possible the enclosed proxy in the enclosed postage-paid envelope. It is important that as many shares as possible be represented at the Annual Meeting of Shareholders. Consequently, whether or not you expect to be present, please execute and return the enclosed proxy.

                                        By Order of the Board of Directors,

                                        /s/ Philip E. Norwood

                                        Philip E. Norwood, President
March 17, 1997
Fort Worth, Texas

                            SUMMIT BANCSHARES, INC.
                              1300 SUMMIT AVENUE
                            FORT WORTH, TEXAS 76102
                           TELEPHONE (817) 336-6817

                          PROXY STATEMENT FOR ANNUAL
                            MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 15, 1997

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of SUMMIT BANCSHARES, INC. (the "Board") to be used at the Annual Meeting of Shareholders of SUMMIT BANCSHARES, INC. (the "Corporation") to be held at Summit National Bank, 1300 Summit Avenue, Fort Worth, Texas on April 15, 1997, at 4:30 p.m., and at any adjournment or adjournments thereof. This Proxy Statement and accompanying proxy are being mailed on or about March 17, 1997, to the shareholders of the Corporation.

The Corporation's Annual Report to Shareholders for the year ended December 31, 1996, is being furnished with this Proxy Statement to the shareholders of record on March 14, 1997. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material.

                              GENERAL INFORMATION

     The close of business on March 14, 1997, has been fixed as the record date for determining the shareholders entitled to vote at the Annual Meeting of Shareholders to be held on April 15, 1997.

     The Annual Meeting of Shareholders has been called for the purposes of (i) electing directors of the Corporation for the coming year, (ii) ratifying the adoption of the 1997 Incentive Stock Option Plan of the Corporation; (iii) ratifying the appointment by the Board of Directors of Stovall, Grandey & Whatley as independent auditors of the Corporation for its fiscal year ending December 31, 1997, and (iv) transacting such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

     Whether you can attend the meeting or not, your vote is important. Shares can be voted at the meeting only if the owner is present or represented by proxy. Accordingly, it is requested that you sign and return the enclosed proxy in the envelope provided.

     Any person executing the accompanying proxy may revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Corporation a written revocation thereof or a duly executed proxy bearing a later date.

     Shares represented by each signed proxy received by the Board will be voted in accordance with the direction specified by the shareholder, and if no direction is specified, such shares will be voted "FOR" each proposal.

     The cost of soliciting proxies will be borne by the Corporation. The solicitation will be made by mail. The Corporation will also supply brokerage firms and other custodians, nominees and fiduciaries with such number of proxy materials as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith. Certain directors, officers and employees of the Corporation, not specifically employed for the purpose, may solicit proxies, without remuneration therefore, by mail, telephone, telegraph or personal interview.

                     OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on March 14, 1997, the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the Annual Meeting of Shareholders, the Corporation had 3,235,636 shares of common stock, $1.25 par value (the "Common Stock"), issued and outstanding.

     The presence, in person or by proxy duly authorized in writing, of the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum at the Annual Meeting of Shareholders.

     When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting.

     Each holder of shares of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock of the Corporation owned of record at the close of business on March 14, 1997. Cumulative voting for directors is not permitted. Directors are elected by plurality vote and, therefore, the thirteen (13) nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. All shares represented at the Annual Meeting in person or by proxy shall be counted in determining the presence of a quorum. Abstentions and broker non-votes (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     The bylaws of the Corporation provide that the Board shall be comprised of not more than twenty-five (25) members and that each director shall be elected to serve until the next Annual Meeting of Shareholders and until his successor shall be elected and shall qualify. Any vacancies on the Board may be filled by a majority vote of the Board and any director so elected shall hold office for the unexpired term of his predecessor or until the next election of directors by the shareholders of the Corporation.

     The Board of Directors has set the number of directors at thirteen (13) and has nominated the thirteen (13) persons named below for election to the Board of Directors of the Corporation.

     Names of the nominees for directors and other information about them appear in the following table. All of the nominees are now directors of the Corporation and have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board. However, the Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.

     Name and Age of
     Nominee; Years                   Principal Occupation for Past
   Served as Director                 Five Years; Other Directorships
   ------------------                 -------------------------------
   Philip E. Norwood         Mr. Norwood became President of Summit Community
        Age 47               Bank, N.A. (formerly Camp Bowie National Bank) in
  Director Since 1984        July 1994 and President and Chief Executive Officer
                             of the Corporation in October 1993, and continues to serve in these capacities. He has served as a director of the Corporation since March 1984. From
                             January 1990 to October 1993 Mr. Norwood served as
                             Secretary of the Corporation, from December 1992 to October 1993 he served as Executive Vice President of the Corpora-tion, and from March 1984 to January
                             1990 he served as Secretary and Treasurer of the Corporation. From April 1981 to December 1992 Mr.
                             Norwood served as President of Alta Mesa National
                             Bank (currently a banking office of Summit
                             Community Bank, N.A.). From December 1992 to
                             December 1995 Mr. Norwood served as Chief Executive
                             Officer of Alta Mesa National Bank. Mr. Norwood served as a director of Alta Mesa National Bank from April 1981 to March 1997 and as a director of Summit Community Bank, N.A. since January 1990. Mr.
                             Norwood served as a director of Summit National
                             Bank from March 1983 to January 1996.

  James L. Murray          Mr. Murray became Chairman of the Board of the
      Age 64               Corporation in January 1985, and Chairman of the
Director Since 1979        Board of Summit Community Bank, N.A. in January 1990,
                           and continues to serve in these capacities. Mr.
                           Murray served as Chief Executive Officer of the Corporation From January 1990 to October 1993, as
                           President of the Corporation from 1979 to January
                           1985, as President of Summit Community Bank, N.A.
                           from January 1990 to January 1994, and as Chairman of the Board of Directors of Summit National Bank from
                           October 1981 to January 1990. He has served as a director of Summit Community Bank, N.A. since April
                           1985. Additionally, Mr. Murray was a director of Alta
                           Mesa National Bank from April 1981 to April 1985. He was reelected to the Board of Directors of Alta Mesa
                           National Bank in January 1990 and served until January 1996. Mr. Murray served as a director of Summit National Bank from January 1975 to January
                           1996.

   F. S. Gunn              Mr. Gunn became Vice Chairman of the Board of the
     Age 63                Corporation in October 1993. From January 1990 to
Director Since 1979        October 1993 Mr. Gunn served as President of the
                           Corporation, and from January 1985 to January 1990 he served as Vice Chairman of the Board of the Corporation. Mr. Gunn has served as Chairman of the Board of Summit National Bank since January 1991, and served as President of Summit National Bank from October 1981 to January 1991. He has served as a director of Summit National Bank since January 1975.
                           He served as a director of Alta Mesa National Bank from March 1982 to January 1996 and as a director of Summit Community Bank, N.A. from January 1990 to
                           January 1996.

 Jeffrey M. Harp           Mr. Harp became Chief Operating Officer and Secretary
      Age 48               of the Corporation in October 1993, Executive Vice
Director Since 1990        President of the Corporation in December 1992, and
                           Treasurer and a director of the Corporation in January 1990, and continues to serve in these capacities. He has served as President of Summit
                           National Bank since January 1991, and served as Executive Vice President of Summit National Bank from
                           February 1985 to December 1990. He has served as a director of Summit National Bank since January 1990.
                           He served as a director of Alta Mesa National Bank and Summit Community Bank, N.A. from January 1990 to
                           January 1996.

 Robert E. Bolen           Mr. Bolen is Senior Advisor to the Chancellor of
     Age 70                Texas Christian University. Mr. Bolen served as the
Director Since 1984        Mayor of the City of Fort Worth from January 1982 to
                           May 1991. Mr. Bolen served as a director of Alta Mesa
                           National Bank from April 1981 to March 1997 when he became a director of Summit Community Bank, N.A.

Joe L. Bussey, M.D.        Dr. Bussey is an ophthalmologist. He has served as a
      Age 72               director of Summit National Bank since January 1975
Director Since 1984        and served as a director of Alta Mesa National Bank
                           from April 1981 to March 1997 when he became a director of Summit Community Bank, N.A.

 Elliott S. Garsek         Mr. Garsek is an attorney with, and is Chairman of
      Age 48               the Board of, the law firm of Barlow & Garsek, a
Director Since 1987        Professional Corpo-ration. He has served as a
                           director of Summit Community Bank, N.A. since June
                           1984.

Ronald J. Goldman          Mr. Goldman is presently involved in personal
      Age 54               investments. From June 1989 to June 1991 Mr. Goldman
Director Since 1984        was a consultant to Tarrant Distributors, a wholesale
                           liquor and wine distributorship located in Fort
                           Worth, Texas. Mr. Goldman served as President of
                           White Rose Distributing Company, a liquor and wine distributorship located in Fort Worth, Texas, from March 1973 until September 1989. Mr. Goldman served as a director of Ganucheau Stupfel & Brumley
                           Investment Counsel, an investment advisory firm located in Fort Worth, Texas, from 1988 to December
                           1993. Mr. Goldman has served as a director of Summit
                           National Bank since January 1975 and served as a director of Alta Mesa National Bank from April 1981 to March 1997 when he became a director of Summit
                           Community Bank, N.A.

William W. Meadows         Mr. Meadows has served as Executive Vice President of
      Age 44               Wm. Rigg Insurance Co., an insurance agency, since
Director Since 1991        1986, and has been employed by that company since
                           1976 in various executive capacities. Mr. Meadows is currently serving on the Fort Worth City Council. Mr.
                           Meadows has served as a director of Summit Community
                           Bank, N.A. since June 1984.

 Edward P. Munson          Mr. Munson is an independent oil operator. He served
      Age 77               as Chairman of the Board of Euratex Corporation, a
Director Since 1984        corporation engaged in oil and gas exploration,
                           development and production, from August 1983 to February 1984. Mr. Munson has served as a director of Summit National Bank since March 1978.

  Byron B. Searcy          Mr. Searcy has served as President of Ferree &
      Age 60               Searcy, Inc., a corporation engaged in the real
Director Since 1984        estate brokerage business in Fort Worth, Texas, since
                           1962. Mr. Searcy has served as a director of Summit
                           National Bank since January 1975 and served as a director of Alta Mesa National Bank from April 1981 to March 1997 when he became a director of Summit
                           Community Bank, N.A.

   Edgar Snelson           Mr. Snelson has served as President of Snelson
      Age 68               Oilfield Lighting Company, Inc., Fort Worth, Texas,
Director Since 1997        since 1957. Mr. Snelson served as a director of Alta
                           Mesa National Bank from October 1982 to March 1997 when he became a director of Summit Community Bank, N.A.

 Lloyd J. Weaver           Mr. Weaver was a partner with Weaver & Tidwell,
      Age 75               L.L.P., Fort Worth, Texas, a public accounting firm,
Director Since 1981        from 1950 until his retirement in December 1986. Mr.
                           Weaver has served as a director of Summit National
                           Bank since January 1975, and served as a director of Alta Mesa National Bank from April 1981 to December
                           1991.

     No family relationships exist among the named executive officers and directors of the Corporation. No director of the Corporation is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of that Act or of any company registered as an investment company under the Investment Corporation Act of 1940, as amended.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE THIRTEEN (13) PERSONS NAMED ABOVE.

                              BOARD OF DIRECTORS

     Directors are elected annually by the shareholders of the Corporation for one year and hold office until their successors are elected and have qualified. Various meetings of the Board are held each year, including an organizational meeting following the conclusion of the Annual Meeting of Shareholders. The Board has established an Executive Committee, an Audit Committee, an Asset/Liability Management Committee (the "ALCO Committee") and a Compensation and Benefits Committee (the "Compensation Committee"). The Board does not have a standing nominating committee or a committee performing a similar function.

EXECUTIVE COMMITTEE

     Members: Lloyd J. Weaver (Chairman), Elliott S. Garsek, Ronald J. Goldman,
F. S. Gunn, Jeffrey M. Harp, James L. Murray, Philip E. Norwood and Byron B. Searcy.

     The function of the Executive Committee is to manage the business and affairs of the Corporation to the extent delegated to the Executive Committee by the Board.

AUDIT COMMITTEE

     Members:  Lloyd J. Weaver (Chairman), William W. Meadows and Edward P.
Munson.

     The functions of the Audit Committee are to (i) meet with the independent auditors of the Corporation to review the annual audit and its results, (ii) review internal audit controls and procedures of the Corporation and its subsidiaries, Summit National Bank and Summit Community Bank, N.A. (collectively referred to as the "Subsidiary Banks"), and (iii) make recommendations to the Board as to the engagement of the independent auditors of the Corporation.

COMPENSATION AND BENEFITS COMMITTEE

     Members: Joe L. Bussey, M.D. (Chairman), Robert E. Bolen, William W. Meadows and Edward P. Munson.

     The function of the Compensation Committee is to make recommendations to the Board with regard to the remuneration of the executive officers and directors of the Corporation and the Subsidiary Banks. The Compensation Committee is also responsible for the administration of the 1993 Incentive Stock Option Plan, the Defined Benefit Pension Plan, the Management Security Plan and the Performance Compensation Plan of the Corporation. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION."

ASSET/LIABILITY MANAGEMENT COMMITTEE

     Members: Robert E. Bolen, Ronald J. Goldman, F.S. Gunn, Jeffrey M. Harp, James L. Murray and Philip E. Norwood.

     The functions of the Asset/Liability Committee are to review the implementation of the Corporation's asset and liability management functions and assure that those functions are in a workable and productive fashion. The Committee is also responsible for monitoring asset and liability management objectives while working within the range of operating guidelines set forth in the Asset/Liability Management Policy.

DIRECTORS' COMPENSATION

     During 1996 the Corporation paid each of its directors $100 for attendance at each meeting of the Board and each committee meeting thereof. In addition, each director was paid a quarterly retainer of $500. The Corporation paid a total of $36,100 in directors' fees and $9,750 in committee fees during 1996.

     During 1996 Summit National Bank paid each of its directors $300 for attendance at a meeting of the Board of Directors of Summit National Bank and $100 for attendance at each committee meeting thereof. Summit National Bank paid a total of $33,500 in directors' fees and $13,900 in committee fees during 1996.

     During 1996 Summit Community Bank, N.A. and its predecessor companies paid each of its directors $300 for attendance at a meeting of the Board of Directors and $100 for attendance at each committee meeting thereof. Summit Community Bank, N.A. and its predecessor companies paid a total of $67,400 in directors' fees and $21,095 in committee fees during 1996.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During 1996 there were nine (9) meetings (including regularly scheduled and special meetings) of the Board, five (5) meetings of the Executive Committee, four (4) meetings of the Audit Committee, four (4) meetings of the ALCO Committee and nine (9) meetings of the Compensation Committee. Each director, except Joe L. Bussey, M.D. and William W. Meadows attended at least seventy-five percent (75%) of the total number of meetings of the Board and Committees of the Board of which he was a member during 1996.

                                PROPOSAL NO. 2:

               RATIFICATION OF 1997 INCENTIVE STOCK OPTIONS PLAN

     On January 21, 1997, the Board adopted, subject to the approval of the shareholders of the Corporation, the 1997 Incentive Stock Option Plan of Summit Bancshares, Inc. (the "1997 Stock Plan").

     A brief summary of the material provisions of the 1997 Stock Plan is set out below. The following summary is qualified in its entirety by reference to the full text of the 1997 Stock Plan, a copy of which is attached hereto as Annex I and by reference made a part hereof.
-------

     The purpose of the 1997 Stock Plan is to permit officers and key employees of the Corporation and its subsidiaries to acquire a proprietary interest in the Corporation, thereby providing them with an additional incentive for further promoting the success of the Corporation's business operations and encouraging them to remain as officers and key employees of the Corporation and its subsidiaries.

     All executive officers and other key personnel of the Corporation who are active, full-time employees of the Corporation or its subsidiaries, and who otherwise qualify under the 1997 Stock Plan, are eligible to participate in the 1997 Stock Plan. However, members of the Board who are not employed by the Corporation or any of its subsidiaries on a full-time basis are not eligible to participate in the 1997 Stock Plan.

     The 1997 Stock Plan will be administered by the Compensation and Benefits Committee (the "Committee"), comprised of four (4) members of the Board, none of whom are eligible to receive options under the 1997 Stock Plan while serving as a member of the Committee. The number of members of the Committee shall be determined by the Board from time to time. The Committee is empowered (i) to construe and interpret the 1997 Stock Plan and all options granted thereunder,
(ii) to grant options under the 1997 Stock Plan and to determine the terms and provision thereof, and (iii) to make all other determinations necessary or advisable for the administration of the 1997 Stock Plan.

     Subject to provisions for proportionate adjustment occasioned by changes in the Corporation's capital structure, a total of 300,000 shares of Common Stock of the Corporation have been set aside under the 1997 Stock Plan for use upon exercise of options granted thereunder. As of the date hereof, no options have been granted by the Committee under the 1997 Stock Plan. Options under the 1997 Stock Plan must be granted on or before April 15, 2007.

     The maximum term of an option that may be granted under the 1997 Stock Plan is ten (10) years. All outstanding options are exercisable in cumulative annual installments. Except as provided below with respect to participants under the 1997 Stock Plan who own more than ten percent (10%) of the shares of Common Stock of the Corporation, the price at which shares of Common Stock of the Corporation may be purchased pursuant to the exercise of options granted under the 1997 Stock Plan may not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock underlying the options on the date such options are granted. With respect to participants under the 1997 Stock Plan who own more than ten percent (10%) of the shares of Common Stock of the Corporation, the price at which shares of Common Stock of the Corporation may be purchased pursuant to the exercise of options granted under the 1997 Stock Plan may not be less than one hundred ten percent (110%) of the fair market value of the shares of Common Stock underlying the options on the date such options are granted, and the options by their terms may not be exercisable after five (5) years from the date of the options are granted.

     Additionally, the aggregate fair market value (determined at the time the options are granted) of the Corporation's Common Stock with respect to which options of a participant are exercisable for the first time during any calendar year under the 1997 Stock Plan, together with any options becoming exercisable for the first time in such year granted to such participant under any other plan of the Corporation or its subsidiaries, may not exceed $100,000.

     Payment for any shares of Common Stock upon exercise of an option granted under the 1997 Stock Plan may be tendered either in cash or by certified or cashier's check, or by the tender of shares of Common Stock of the Corporation having a fair market value equal to the purchase price, if the Corporation is not then prohibited from purchasing or acquiring shares of Common Stock.

     Options granted under the 1997 Stock Plan are nontransferable except by will or by the laws of descent and distribution; thus, during the lifetime of a participant, options granted to such a participant may only be exercised by such participant. Also, the 1997 Stock Plan contains various provisions for the termination of the options in the event of the participant's termination of employment.

     Section 422 of the Internal Revenue Code of 1986 (the "Code") provides favorable tax treatment for a special class of stock options called "incentive stock options." Options granted under the 1997 Stock Plan are intended to qualify as "incentive stock options." Under applicable provisions of the Code now in effect and pursuant to the terms and provisions of the 1997 Stock Plan,
(i) an "incentive stock option" results in no taxable income to a participant or deduction to the Corporation at the time it is granted; (ii) upon exercise of the option, no taxable income results to the participant from the receipt of the shares of Common Stock thereby acquired, and no deduction is allowed to the Corporation; (iii) if, after exercise of such an option, the participant does not dispose of the shares of Common Stock thereby acquired within two (2) years of the date of grant of the option nor within one (1) year of the date of the transfer of such shares to the participant, the participant will be entitled to treat any gain realized upon disposition of the shares of Common Stock as capital gain in the year of sale; and (iv) if so held by the participant, as described in clause (iii) above, the Corporation will not be entitled to any deduction respecting any gain realized from the disposition of shares of Common Stock by the recipient. A recipient of an option may be subject to the alternative minimum tax under the Code, as the inherent gain measured by the difference in price (the "spread") at the date of exercise is a potential adjustment item to income on which the alternative minimum tax is computed. As a general rule, if the 2-year and 1-year holding requirements are not met, gains derived from the sale of the Common Stock will be treated as compensation income to the participant, and the Corporation will be entitled to a corresponding tax deduction for the spread at that time. However, the recipient's tax consequences from a disposition of the shares may vary depending upon the circumstances involved in the disposition.

     In addition, characterization of the gain realized from the disposition of Common Stock as capital gain or ordinary income may have material tax consequences to the recipient. Specifically, gain characterized as capital gain is subject to offset against any capital losses of the recipient. Conversely, any loss realized from the disposition of shares of Common Stock treated as a long term capital loss can only be offset against other capital gains of the recipient plus an amount not in excess of $3,000 of other ordinary income. Any long term capital loss of the recipient over and above those annual amounts are carried forward to subsequent taxable years. Moreover, gain realized from the early disposition of shares of Common Stock which is treated as ordinary income is subject to withholding taxes and social security taxes. THE TAX CONSEQUENCES OF A DISPOSITION OF SHARES WILL VARY, DEPENDING ON THE PARTICIPANT'S INDIVIDUAL TAX SITUATION. THEREFORE, EACH PARTICIPANT IS ENCOURAGED TO CONSULT WITH HIS OWN TAX ADVISOR.

     The proceeds from the sale of shares of Common Stock pursuant to options granted under the 1997 Stock Plan will constitute general corporate funds of the Corporation.

     On March 1, 1997, the market value of the shares of Common Stock underlying the options subject to grant under the 1997 Stock Plan was approximately $7,725,000.

     The affirmative vote of the holders of a majority of outstanding shares of Common Stock of the Corporation is required to ratify the adoption of the 1997 Stock Plan of the Corporation.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 1997 INCENTIVE STOCK OPTION PLAN OF THE CORPORATION.

                                PROPOSAL NO. 3:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the shareholders, the Board has selected the firm of Stovall, Grandey & Whatley, Certified Public Accountants, as independent auditors of the Corporation for its fiscal year ending December 31, 1997. Stovall, Grandey & Whatley has acted in such capacity for the Corporation since 1979 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Corporation, other than as independent auditors.

     Representatives of Stovall, Grandey & Whatley will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation is required to ratify the appointment of Stovall, Grandey & Whatley as independent auditors of the Corporation.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF STOVALL, GRANDEY & WHATLEY AS INDEPENDENT AUDITORS OF THE CORPORATION.



                       ACTION TO BE TAKEN UNDER THE PROXY

     The accompanying proxy will be voted "FOR" each of the above noted Proposals unless the proxy is marked in such a manner as to withhold authority to so vote.

     The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting of Shareholders, or any adjournment or adjournments thereof. Management knows of no other matters to be considered at the Annual Meeting of Shareholders. If, however, any other matters properly come before the Annual Meeting of Shareholders, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the meeting from time to time.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

BY MANAGEMENT

     The following table shows beneficial ownership of shares of Common Stock of the Corporation by all current directors, nominees for director, and Named Executive Officers, individually, and, together with all current executive officers of the Corporation, as a group, at March 1, 1997.


                                       Amount and
     Name of Beneficial                Nature of                   Percent
      Owner or Number                  Beneficial                    of
    of Persons in Group               Ownership/(1)/               Class/(2)/
  ----------------------              -------------                ----------

   Philip E. Norwood              101,406  shares/(3)/               3.1%
   James L. Murray                133,663  shares                    4.0%
   F. S. Gunn                     173,664  shares/(4)/               5.2%
   Jeffrey M. Harp                 97,200  shares /(5)/              2.9%
   Robert E. Bolen                  9,976  shares                     *
   Joe L. Bussey, M.D.             50,701  shares/(6)/               1.5%
   Elliott S. Garsek               14,811  shares/(7)/                *
   Ronald J. Goldman              132,604  shares/(8)/               4.0%
   William W. Meadows               6,600  shares                     *
   Edward P. Munson                15,004  shares/(9)/                *
   Bob G. Scott                    12,700  shares/(10)/               *
   Byron B. Searcy                 21,620  shares/(11)/               *
   Edgar Snelson                   25,788  shares                     *
   Lloyd J. Weaver                 15,388  shares                     *
   All directors and              811,125  shares/(12)/             24.4%
   a group (14 persons)


---------------------

* Less than one percent (1%) of all of the issued and outstanding shares of Common Stock.

(1) Based on information furnished by persons named, and except as otherwise indicated below,each person has sole voting power and investment power with respect to all shares of Common Stock owned by such person.

(2) Based on 3,322,636 shares of Common Stock issued and outstanding as of March 1, 1997, as adjusted for shares convertible or exercisable within sixty (60) days of March 1, 1997 which are deemed outstanding for a specific shareholder pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(3) Includes 59,518 shares of Common Stock owned of record; 1,888 shares of Common Stock owned by Mr. Norwood's children; and 40,000 shares of Common Stock which Mr. Norwood has the right to acquire within sixty (60) days of March 1, 1997 pursuant to options granted to him under the 1993 Stock Plan. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION - Option Exercises and Holdings."

(4) Includes 133,600 shares of Common Stock owned Common Stock held by a trust for which Mr. Gunn of record; and 40,064 shares of serves as a co-trustee.

(5) Includes 46,800 shares of Common Stock owned of record; 15,400 shares of Common Stock owned by Mr. Harp's children in a Trust; and 35,000 shares of Common Stock which Mr. Harp has the right to acquire within sixty (60) days of March 1, 1997 pur suant to options granted to him under the 1993 Stock Plan. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION - Option Exercises and Holdings."

(6) Includes 40,701 shares of Common Stock owned of record and 10,000 shares of Common Stock held by Dr. Bussey's IRA.

(7) Includes 13,811 shares of Common Stock owned of record and 1,000 shares of Common Stock owned by Mr. Garsek's children.

(8) Includes 132,600 shares of Common Stock owned of record and four (4) shares of Common Stock owned by Mr. Goldman's son.

(9) Includes 1,200 shares of Common Stock owned of record and 13,804 shares of Common Stock owned in trust for the benefit of Mr. and Mrs. Munson.

(10) Includes 700 shares of Common Stock owned of record and 12,000 shares of Common Stock which Mr. Scott has the right to acquire within sixty (60) days of March 1, 1997 pursuant to options granted to him under the 1993 Stock Plan. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION - Option Exercises and Holdings."

(11) Includes 21,000 shares of Common Stock owned of record and 620 shares of Common Stock owned by Mr. Searcy's wife.

(12) Includes 87,000 shares of Common Stock with executive officers of respect to which certain named the Corporation have the right to acquire beneficial ownership within sixty (60) days of March 1, 1997 pursuant to options granted to them under the 1993 Stock Plan. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION - Option Exercises and Holdings."


BY OTHERS

     The following table sets forth certain information with respect to shareholders of the Corporation who were known to be beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock as of March 1, 1997.

                                Amount and Nature
  Name and Address of             of Beneficial             Percent of
   Beneficial Owner            Ownership /(1) (2)/             Class
  -------------------          -------------------            -------

F. S. Gunn                           173,664                    5.2%
1300 Summit Avenue
Fort Worth, TX  76102

------------------

(1) Based on information furnished by the person named and, except as otherwise indicated below, such person has sole voting power with respect to all shares of Common Stock owned by such person.

(2)  See footnote (5) under "STOCK OWNERSHIP - By Management."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers, directors, and persons who own more than ten percent (10%) of a registered class of the Corporation's equity securities to file reports of ownership with the Securities and Exchange Commission.

     Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation, to the best knowledge of management of the Corporation, during 1996 no directors, officers, or ten percent (10%) beneficial shareholder of Common Stock of the Corporation failed to timely file with the Securities and Exchange Commission one or more required reports on Form 3, 4 or 5 regarding transactions in securities of the Corporation.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation (determined as of the end of the last fiscal year) (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 1994, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------
                                                            Annual Compensation
                                                            -------------------                All Other
              Name and                                     Salary             Bonus           Compensation
         Principal Position                    Year       ($)/(1)/           ($)/(2)/           ($)/(3)/
-------------------------------------------------------------------------------------------------------------

Philip E. Norwood                             1996        $195,375       $26,262/(4)/        $2,548/(5)/
President and Chief Executive Officer of      1995        $189,100       $25,000/(4)/        $2,513/(6)/
the Corporation; President and Chief          1994        $168,050       $30,000/(4)/        $2,604/(7)/
Executive Officer of Summit Community
Bank, N.A. and its predecessor
companies

James L. Murray                               1996        $154,200       $11,383/(8)/            $1,404
Chairman of the Board of the                  1995        $157,100       $ 6,750/(8)/            $1,404
Corporation; Chairman of the Board of         1994        $152,480       $15,000/(8)/            $1,404
Summit Community Bank, N.A.


F. S. Gunn                                    1996        $138,100            -0-                $1,404
Vice Chairman of the Board of the             1995        $141,600            -0-                $1,404
Corporation; Chairman of the Board            1994        $137,260            -0-                $1,404
of Summit National Bank


Jeffrey M. Harp                               1996        $175,011       $33,988/(9)/             $348
Chief Operating Officer, Executive Vice       1995        $173,450       $40,000/(9)/             $348
President, Secretary and Treasurer of the     1994        $167,950       $30,000/(9)/             $348
Corporation; President and Chief
Executive Officer of Summit National
Bank


Bob G. Scott                                  1996        $107,016       $14,077/(10)/            $900
Senior Vice President and Chief               1995        $104,000       $ 5,000/(10)/            $900
Financial Officer of the Corporation          1994        $ 58,333/(11)/      -0-                 $225

------------------------------

(1)  Includes salary and directors' fees, if applicable.

(2) The bonus amounts were paid pursuant to the Corporation's Performance Compensation Plan. (See detailed discussion beginning on page 22 of this Proxy Statement under "Board Compensation Committee Report on Executive Compensation"). The amounts for 1996 were in recognition of achievements performed in 1995. The amounts for 1995 were in recognition of achievements performed in 1994.

(3) Except as otherwise noted, "All Other Compensation" consists of premium payments with respect to term life insurance for the benefit of the named executive officer.

(4)  Consists of a bonus from the Corporation.

(5) Consists of premium payments with respect to term life insurance for the benefit of the named executive officer in the amount of $348 and premium payments with respect to dependent health coverage for the benefit of the named executive officer in the amount of $2,200.

(6) Consists of premium payments with respect to term life insurance for the benefit of the named executive officer in the amount of $348 and premium payments with respect to dependent health coverage for the benefit of the named executive officer in the amount of $2,165.

(7) Consists of premium payments with respect to term life insurance for the benefit of the named executive officer in the amount of $139 and premium payments with respect to dependent health coverage for the benefit of the named executive officer in the amount of $2,307.

(8)  Consists of a bonus from Summit Community Bank, N.A.

(9) Consists of a bonus from the Corporation in the amount of $15,264 and a bonus from Summit National Bank in the amount of $18,724 in 1996 and $15,000 from the Corporation and $25,000 from Summit National Bank in 1995 and $7,500 from the Corporation and $22,500 from Summit National Bank 1994.

(10) Consist of a bonus from the Corporation.

(11) Mr. Scott was employed by the Corporation as of June 1, 1994.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to the named executive officers concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of December 31, 1996:

                          AGGREGATED OPTION EXERCISES
                              IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES
--------------------------------------------------------------
                                                                                         Value of
                                                                  Number of            Unexercised
                                                                  Unexercised           In-the-Money
                                                                   Options at            Options at
                                                              December 31, 1996(#)  December 31, 1996($)
                                                              --------------------------------------------------
                        Shares
                      Acquired on     Value Realized ($)/(1)/      Exercisable/          Exercisable/
       Name           Exercise (#)                                Unexercisable       Unexercisable/(2)/
----------------------------------------------------------------------------------------------------------------
Philip E. Norwood           28,800            436,237            40,000/-0-/(3)/           660,000/-0-

James  L. Murray            58,000            878,500                -0-/-0-                 -0-/-0-

  F. S. Gunn                 -0-                -0-                  -0-/-0-                 -0-/-0-

Jeffrey M. Harp              5,000             73,750            35,000/-0-/(3)/           577,500/-0-

 Bob G. Scott                -0-                -0-             12,000/8,000/(4)/        162,000/108,000

---------------------

(1) Market value of underlying securities at exercise, minus the exercise or base price.

(2) Market value of underlying securities as of December 31, 1996 ($22.50), minus the exercise or base price. These values, unlike the amounts set forth in the column headed, "Value Realized", have not been, and may never be, realized. The underlying options have not been, and may not be, exercised. Actual gains, if any, on exercise will depend on the value of the Company's stock on the date of exercise. There can be no assurance that the value shown will be realized.

(3)  These options are exercisable at $6.00 per share.

(4)  These options are exercisable at $9.00 per share.

PENSION PLAN

     The following table shows the estimated annual pension benefits payable to a participant in the Corporation's qualified defined benefit pension plan (the "Pension Plan") at normal retirement age (age 65), based on a participant's compensation that is covered under the Pension Plan, and years of service with the Corporation and its subsidiaries:

                ANNUAL BENEFITS* FOR YEARS OF CREDITED SERVICE


   Remuneration          10             15            20            25            30            35
--------------------------------------------------------------------------------------------------------
     $ 90,000          12,906         $19,359       $25,812       $32,265       $38,718       $45,171

     $100,000          14,756         $22,134       $29,512       $36,890       $44,268       $51,646

     $120,000          18,456         $27,684       $36,912       $46,140       $55,368       $64,596

     $130,000          20,306         $30,459       $40,612       $50,765       $60,918       $71,071

     $150,000          24,006         $36,009       $48,012       $60,015       $72,018       $84,021

* Retirement benefits are subject to reduction for subsequent changes in the federal social security benefit levels or taxable wage base, and are further limited by a maximum of thirty-five (35) years of credited service.

     A participant's compensation for purposes of the formula utilized by the Pension Plan consists of salary, bonus, and all other compensation reported in the Summary Compensation Table, as well as certain other personal benefits which, in the aggregate, do not exceed the minimum amounts required for disclosure thereunder.

     The Pension Plan also provides that upon a participant's termination of employment or retirement certain benefits may be paid under the Pension Plan in a lump sum cash payment. If a participant's benefits, determined as of the date of termination of employment or retirement, are not more than $3,500, the Compensation Committee may direct, without the consent of the participant or his spouse, if any, that the benefits be paid in a lump sum cash payment in lieu of any other Pension Plan benefits. If a participant's benefits exceed $3,500, a lump sum payment to the participant shall require his written consent and the written consent of his spouse, if any. Any such lump sum payment must be approved by the Compensation Committee.

     Annual compensation covered under the Pension Plan and credited years of service as of December 31, 1996 for the named executive officers are as follows:
Philip E. Norwood, $150,000 (16 years); James L. Murray, $150,000 (22 years); F.
S. Gunn, $138,100 (22 years); Jeffrey M. Harp, $150,000 (12 years) and Bob G. Scott, $107,016 (3 years).

MANAGEMENT SECURITY PLAN

     Effective September 1, 1992 the Board adopted the Management Security Plan of Summit Bancshares, Inc. (the "Security Plan"). The purpose of the Security Plan is to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of the Corporation and the Subsidiary Banks. The Security Plan, and the individual agreements established thereunder (each a "Security Plan Agreement"), are intended to be administered by the Compensation Committee as unfunded welfare benefit plans established and maintained for the participants.

     Under the Security Plan, if a participant remains an employee until his or her normal retirement date, the Corporation shall pay to the participant a retirement benefit in the amount specified in the participant's Security Plan Agreement (the "Retirement Benefit"). Payment of the Retirement Benefit under the Security Plan shall begin on the normal retirement date and will continue for one hundred eighty (180) months. If a participant continues employment beyond his or her normal retirement date, the Compensation Committee shall specify the amount of the Retirement Benefit due to the participant upon retirement, which shall not be less than the Retirement Benefit such participant would otherwise have received had the participant retired at normal retirement age.

     Under the Security Plan, if a participant dies prior to attaining normal retirement age and the Security Plan is in effect at that time, the Corporation will pay a death benefit to such participant's beneficiary, provided the participant was not retired, disabled or on an authorized leave of absence at the time of death (the "Death Benefit").

     The Death Benefit is (i) a sum equal to one hundred percent (100%) of the participant's covered salary, (ii) an amount specified in the Security Plan Agreement, paid monthly for the first twelve (12) months after death, and (iii) fifty percent (50%) of the covered salary for the next one hundred eight (108) months. The payments commence on the first day of the month following the date of death.

     If a participant dies after retirement but before the applicable Retirement Benefit is paid in full, the unpaid Retirement Benefit payments to which that participant is entitled shall continue and be paid to the participant's beneficiary. No Death Benefit will be paid to the beneficiary of a participant who dies after attaining normal retirement age.

     A participant who ceases to be an employee after enrollment in the Security Plan, unless such termination is for just cause (defined in the Security Plan as theft, fraud, embezzlement or willful misconduct causing significant property damage to the Corporation or personal injury to another employee) or has less than five (5) years of employment from date of enrollment in the Security Plan, shall receive the full benefit of the Retirement Benefit provided in the Security Plan upon the earlier of the participant's death or attainment of nor mal retirement age (the "Deferred Termination Benefit"). Any increase in benefit from that first established at date of entering the Security Plan would be prorated relative to the years employed under the Security Plan to the maximum years that could be served to retirement. Should a participant be first established at date of entering the Security Plan terminated for just would be prorated relative to the years cause or not remain employed at least five (5) years from enrollment in the Security Plan will not be eligible for benefits. Mr. Murray and Mr. Gunn because of their long tenure with the Corporation are not required to comply with the five (5) year employment requirement.

     A Security Plan Agreement may be terminated by the participant upon written notice not less than thirty (30) days prior to an anniversary date of the date of execution of the Participant's Security Plan Agreement. In such case a participant's entitlement to receive the Death Benefit will cease, but the participant will still be entitled to receive the Deferred Termination Benefit. The Security Plan may be terminated by the Corporation at any time provided thirty (30) days notice is given to the participant and provided no payment of benefits has been commenced and not completed.

     In the event the Corporation undergoes a change of control, as defined in the Security Plan, and the surviving corporation takes action to terminate the Security Plan or a specific Security Plan Agreement as a result of the change in control, the participant will, nevertheless, be entitled to receive the Retirement Benefit, the Death Benefit, and the Deferred Termination Benefit as described in the Security Plan.

The Corporation has entered into Security Plan Agreements with the following individuals:




                                                                      Death Benefits               Retirement
                                               Date of                --------------                Benefit
      Participant                             Agreement          Year 1          Years 2-10        Years 1-15
      ------------                          -------------        ------          ----------        ----------
                                                                       (per year)                   (per year)
James L. Murray                             Sept. 1, 1992        $118,000          $59,000          $ 48,000
  Chairman of the Board of the
   Corporation

F.S. Gunn                                   Sept. 1, 1992         118,000           59,000            48,000
  Vice Chairman of the Board
   of the Corporation

Philip E. Norwood                           Jan. 1, 1995          180,500           90,250            72,000
  President & Chief Executive
   Officer of the Corporation

Jeffrey M. Harp                             Jan. 1, 1995          187,300           93,650            72,000
  Chief Operating Officer,
   Executive Vice President,
   and Secretary and Treasurer
   of the Corporation

Bob G. Scott                                Sept. 1, 1995         112,000           56,000            36,000
  Senior Vice President & Chief
   Financial Officer of the
   Corporation


Don R. Waters                               July 1, 1995          120,000           60,000            48,000
 President of Northeast Office
  of Summit Community Bank,
  N.A.

Micky Severson                              Jan. 1, 1997          115,000           57,500            36,000
 President of Alta Mesa Office
  of Summit Community
  Bank, N.A.

S. Tom Senor                                Jan. 20, 1997         105,000           52,500            24,000
 Executive Officer of Summit
  Community Bank, N.A.

Amounts payable under the Security Plan shall be paid exclusively from the general assets of the employer. However, under the Security Plan, the Corporation may invest in any specific asset or fund in order to provide the means for the payment of any benefits under the Security Plan. Security Plan participants will have no interest whatsoever in any such fund or asset. The Corporation has purchased life insurance policies insuring the lives of the individual participants with the Corporation as owner, premium payor and beneficiary of each policy, in order to indemnify itself against the liability for the payment of any benefits under the Security Plan. The face or policy value of these policies are as follows:

                                        Policy
   Participant                          Amount
   -----------                          ------

   James L. Murray                    $ 700,311
   F.S. Gunn                            649,591
   Philip E. Norwood                    862,939
   Jeffrey M. Harp                    1,009,407
   Bob G. Scott                         842,957
   Don R. Waters                        598,655
   Micky Severson                       501,611
   Tom Senor                            543,622

BOARD COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

     The Compensation and Benefits Committee (the "Committee") is comprised of the following four non-employee members of the Board: Joe L. Bussey, M.D. (Chairman), Robert E. Bolen, William W. Meadows and Edward P. Munson. Among other duties, the Committee makes recommendations to the Board with regard to the remuneration of the executive officers and directors of the Corporation and the Subsidiary Banks.


     COMPENSATION PHILOSOPHY. The Corporation's executive compensation policy incorporates the fundamental principle that executive compensation should be linked directly to corporate performance and increases in shareholder value, while concurrently ensuring that key employees are motivated and retained. The following objectives set forth the Committee's general guidelines for compensation decisions:

     - The Corporation must provide a competitive total compensation package that enables the Corporation to attract and retain key executives.

     - All of the Corporation's compensation programs must be integrated with the Corporation's annual and long-term business objectives so that executives remain focused on the fulfillment of these objectives.

     - The Corporation's compensation package must include a variable component that directly links compensation with the overall performance of the Corporation, thereby expressly aligning executive compensation with the interest of shareholders.

     ELEMENTS OF EXECUTIVE COMPENSATION. The Committee regularly reviews the Corporation's compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. The various components of the compensation programs for executive officers are discussed below.

     (i) BASE SALARY. Base salary levels are largely determined through comparison with banking organizations of a size similar to the Corporation's. Surveys are utilized to establish base salaries that are within the range of those persons holding positions of comparable responsibility at other banking organization of a size and complexity similar to the Corporation. Actual base salaries also are intended to reflect individual performance contributions as determined through performance evaluations. In addition to individual job performance and the above-referenced market comparisons, other factors may be taken into consideration, such as cost of living increases as well as an individual's perceived potential with the Corporation. All executive officer base salary levels, which are reviewed annually, are considered by the Committee to be competitive and within a necessary and reasonable range.

     (ii) PERFORMANCE COMPENSATION PLAN. In 1995 the Board approved a Performance Compensation Plan (the "Plan") for use within the Corporation and its subsidiaries. The Plan is administered by the Committee. The objective of this Plan is to create competitive levels of compensation tied directly to the attainment of performance objectives which the Committee believes are important for achieving long-term shareholder value. employees based on the attainment of certain performance goals of the Corporation and its individual subsidiaries. The executive officers of the Corporation are eligible to participate at the same level as all employees in relationship to their respective base salaries. In addition, the executive officers through a related program earn additional compensation for achievement of those goals. The Committee annually determines the executive officers eligible to participate in the supplemental program of the Plan and the potential awards to be made for various levels of achievement under the Plan. The performance goals effective for 1996 included specific goals for growth, profits, asset quality and operational productivity. In 1996, Philip E. Norwood, Jeffrey M. Harp and Bob G. Scott participated in the supplemental program for executive officers.

     All awards under the Plan are contingent on the Corporation and the subsidiaries attaining certain basic financial objectives such as return on assets and return on equity. For the most senior executives a portion of each years annual reward is deferred and held by the Corporation for payment at a later date. Under the Plan the deferral period is two years. The accumulated deferred payments may be reduced because of less than satisfactory performance in any one year.

     (iii) STOCK OPTIONS. In 1993 the Board adopted the 1993 Incentive Stock Option Plan of Summit Bancshares, Inc. (the "1993 Stock Plan"). The 1993 Stock Plan was ratified by the shareholders of the Corporation at the 1993 annual meeting. It is the Corporation's philosophy that awarding incentive stock options to officers of the Corporation and the Subsidiary Banks based upon their respective positions and contributions to the Corporation's and each Subsidiary Bank's overall success will help attract and retain high quality, results-oriented professionals committed to creating long term shareholder value. The activity for 1996 of the 1996 Stock Plan can be found in Note 12 to the Financial Statements in the Annual Report to Shareholders.

     (iv) MANAGEMENT SECURITY PLAN. Certain executive officers of the Corporation and its Subsidiary Banks participate in a Management Security Plan that was approved by the Board of Directors of the Corporation in 1992 and is administered by the Committee. This plan is more fully described in this proxy statement beginning on page 20.

     Through the programs described above, a significant portion of the Corporation's executive compensation program is linked directly to individual and corporate performance and long-term shareholder return. The Committee will continue to review all elements of executive compensation to ensure that the total compensation program, and each element therein, meets the Corporation's objectives and philosophy, as discussed above.

1996 COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Mr. Norwood serves as the president and chief executive officer of the Corporation and as the president and chief executive officer of Summit Community Bank, N.A. Mr. Norwood's 1996 base salary was established by the Board of the Corporation based on a survey of peer group institutions and recommended to the Board by the Committee and is targeted to be in the 50th percentile of the Corporation's peer group. Mr. Norwood participates in the Performance Compensation Plan at the all employee level and the executive officer level. In 1996 he earned an award of $50,265 of which 39% was from the supplemental executive program. Also, 20% of the earned award is deferred for a period of two years. The award, net of the deferral and appropriate taxes was paid in 1997. This performance award was equal to 28% of Mr. Norwood's 1996 base salary. No stock options were granted to Mr. Norwood in 1996.

     In April 1993 the Committee granted options to the executive officers of the Corporation and the Subsidiary Banks under the Stock Plan. At that time Mr. Norwood was granted an option to purchase 40,000 shares at a price of $6.00 per share. These options vested rateably in 1993, 1994 and 1995 and are now fully vested. The Committee based its decision on the Corporation's improved performance, including net income, return on assets, reduction in classified and non-performing assets and improved expense control.


                                                THE COMPENSATION AND BENEFITS
                                                COMMITTEE OF THE BOARD OF
                                                DIRECTORS

                                                Joe L. Bussey, M.D., Chairman
                                                Robert E. Bolen
                                                William W. Meadows
                                                Edward P. Munson


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Corporation was, during 1996, an officer or employee of the Corporation or any of its subsidiaries, or was formerly an officer of the Corporation or any of its subsidiaries or had any relationships requiring disclosure by the Corporation under Item 404 of Regulation S-K. During 1996 no executive officer of the Corporation (i) served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Corporation, (ii) served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation, or (iii) was a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Corporation.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Corporation with that of the CRSP Total Return Index for The Nasdaq Stock Market (US) Index, a broad market index published by the Center for Research in Security Prices at the University of Chicago, and the NASDAQ Bank Stocks Index, a bank industry stock index also published by the Center for Research in Security Prices at the University of Chicago. The comparison for each of the periods assumes that $100 was invested on December 31, 1991 in each of the Common Stock of the Corporation, the stocks included in the CRSP Total Return Index for The NASDAQ Stock Market (US) Index and the NASDAQ Bank Stocks Index. These indexes, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG THE CORPORATION, THE CRSP TOTAL RETURN INDEX
                    FOR THE NASDAQ STOCK MARKET (US) INDEX,
                       AND THE NASDAQ BANK STOCKS INDEX



                  [PERFORMANCE GRAPH FOR SUMMIT APPEARS HERE]


---------------------------------------------------------------------------------
     Date         1991       1992       1993       1994       1995        1996
---------------------------------------------------------------------------------
Corporation      $100.00    $146.66    $502.06    $558.93    $893.88    $1,242.57
---------------------------------------------------------------------------------
Total Return     $100.00    $116.38    $133.59    $130.59    $184.67    $  227.16
---------------------------------------------------------------------------------
Bank Stocks      $100.00    $145.55    $165.99    $165.39    $246.32    $  325.60
---------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

LOANS

     Certain of the officers, directors and principal shareholders (and their affiliates) of the Corporation and the Subsidiary Banks have deposit accounts and other transactions with the Subsidiary Banks, including loans in the ordinary course of business. All loans or other extensions of credit made by the Subsidiary Banks to officers, directors and principal shareholders of the Corporation and the Subsidiary Banks, and to affiliates of such persons, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risks of collectibility or present other unfavorable features.

     The Subsidiary Banks expect to continue to enter into such transactions in the ordinary course of business on similar terms with officers, directors and principal shareholders (and their affiliates) of the Corporation and the Subsidiary Banks.

OTHER TRANSACTIONS

     During the year ended 1996 the Corporation and Summit Community Bank, N.A. retained Barlow & Garsek, a Professional Corporation, to perform legal services on behalf of each. Elliott S. Garsek, a director of the Corporation, is a shareholder of Barlow & Garsek.


                   DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices not later than December 19, 1997 for inclusion in the Corporation's Proxy Statement and accompanying proxy relating to the next Annual Meeting of Shareholders. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. It is anticipated that the next Annual Meeting of Shareholders will be held on April 21, 1998.

                                 ANNUAL REPORTS

     FORM 10-K. A copy of the Corporation's 1996 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission, may be obtained without charge (except for exhibits to such Annual Report, which will be furnished upon payment of the Corporation's reasonable expenses in furnishing such exhibits) by any shareholder whose proxy is solicited upon written request to:

                            Summit Bancshares, Inc.
                                 P.O. Box 2665
                            Fort Worth, Texas 76113
                          Attention: Mr. Bob G. Scott


     1996 ANNUAL REPORT TO SHAREHOLDERS. The Annual Report to Shareholders of the Corporation for the Fiscal Year ended December 31, 1996, is enclosed herewith. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of Proxies.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 By: /s/ PHILIP E. NORWOOD
                                    --------------------------------------------
                                    Philip E. Norwood, President

Fort Worth, Texas
March 17, 1997

                                    ANNEX I

                       1997 INCENTIVE STOCK OPTION PLAN
                          OF SUMMIT BANCSHARES, INC.


     This is the 1997 Incentive Stock Option Plan (the "Plan") of Summit Bancshares, Inc., a Texas corporation (the "Corporation") under which incentive stock options may be granted to the officers and other key employees of the Corporation and its subsidiaries to purchase shares of common stock, $1.25 par value, of the Corporation. Options granted pursuant to this Plan are intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The purpose of the Plan is to advance the best interests of the Corporation by providing executives and other key personnel of the Corporation and its subsidiaries, who have substantial responsibility for the management and growth of the Corporation and its subsidiaries, with additional incentive by increasing their proprietary interest in the success of the Corporation--thereby encouraging them to remain in the employ of the Corporation or its subsidiaries.

                                   ARTICLE I

                                   COMMITTEE
                                   ---------

     SECTION 1.1.  ADMINISTRATION.  The Plan shall be administered by a
     -----------   --------------
committee appointed by the Board of Directors of the Corporation (the "Committee") from among the members of the Board of Directors of the Corporation, and consisting of such number as the Board of Directors of the Corporation may, from time to time, determine. The Board of Directors of the Corporation may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors of the Corporation. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Decisions by a majority of the Committee, at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. No person shall serve as a member of the Committee if at any time within one year prior to his service as a member of the Committee or during such service he shall have received a grant or award pursuant to the Plan or any other plan of the Corporation or any of its subsidiaries.

     SECTION 1.2.  POWERS.  Subject to the provisions of the Plan and the
     -----------   ------
approval, within 12 months of the date of the adoption of the Plan by the Board of Directors, of the Plan by holders of at least a majority of the outstanding shares of common stock entitled to vote, the Committee shall have plenary authority to determine, in its discretion, the employees of the Corporation, or any subsidiary of the Corporation, to whom options shall be granted, the number of shares to be covered by each of the options, and the time or times at which options shall be granted. The Committee shall also have the authority to interpret the Plan, and to prescribe, amend or rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors of the Corporation.

                                  ARTICLE II

                                 PARTICIPANTS
                                 ------------

     SECTION 2.1.  ELIGIBILITY.  The persons who shall be eligible to receive
     -----------   -----------
options shall be the executives and other key personnel of the Corporation, or of any subsidiary of the Corporation, as the Committee shall select. In selecting the individuals to whom options shall be granted, as well as in determining the number of shares subject to each option, the Committee shall weigh the positions and responsibilities of the individuals being considered, the nature of their services, their present and potential contributions to the success of the Corporation, or any subsidiary of the Corporation, and such other factors as the Committee shall deem relevant to accomplish the purpose of the Plan.

     SECTION 2.2.  NUMBER OF OPTIONS.  A participant may hold more than one
     -----------   -----------------
option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an option for a larger number of shares than is granted to him by Committee.

     SECTION 2.3.  NO RIGHTS AS SHAREHOLDER.  No participant shall have rights
     -----------   ------------------------
as a shareholder with respect to shares covered by his option until the date of issuance of a stock certificate for such shares.

     SECTION 2.4.  ELIGIBILITY FOR OTHER PLANS.  Participation in the Plan shall
     -----------   ---------------------------
not affect eligibility for any profit-sharing, bonus, insurance, pension or other extra-compensation plan which the Corporation, or any subsidiary of the Corporation, may at any time adopt for employees.

     SECTION 2.5.  EMPLOYMENT OBLIGATION.  The granting of an option shall not
     -----------   ---------------------
impose any obligation upon the Corporation, or any subsidiary of the Corporation, to continue to employ any participant, and the right of the Corporation, or any subsidiary of the Corporation, to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him.

     SECTION 2.6.  CONTINUOUS EMPLOYMENT.  (a)  An option granted to a
     -----------   ---------------------
participant under the Plan shall not be exercisable by the participant unless at all times beginning with the date of grant of an option hereunder and (except as otherwise provided in Section 4.8 hereof) ending on the date of exercise of such option, the participant shall have been in the continuous employment of the Corporation or any subsidiary of the Corporation.

     (b) Notwithstanding Section 2.6(a), the requisite employment relationship with respect to an option granted hereunder will be treated as continuing intact while the participant (with the prior approval of the Board of Directors of the Corporation or any subsidiary of the Corporation) is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the Government) if the period is of such leave does not exceed ninety

(90) days, or, if longer, so long as the participant's right to reemployment is guaranteed by statute or by contract.

     SECTION 2.7.  NO OBLIGATION TO EXERCISE OPTION.  The granting of an option
     -----------   --------------------------------
shall not impose any obligation upon the participant to exercise the option. The participant may, at any time, elect in writing to abandon, in whole or in part, an option granted hereunder.

                                  ARTICLE III

                           SHARES SUBJECT TO OPTION
                           ------------------------

     SECTION 3.1.  SHARES AVAILABLE.  The stock subject to options shall be the
     -----------   ----------------
Corporation's authorized but unissued one Dollar and 25/100 ($1.25) par value common stock (the "Common Stock"). The aggregate number of shares for which options may be granted under the Plan shall not exceed 300,000 shares of Common Stock, subject to adjustment pursuant to Section 5.3.

     SECTION 3.2.  ALLOTMENT OF SHARES.  The Committee shall determine the
     -----------   -------------------
number of shares of Common Stock to be offered (from time to time) to each participant. Subject to the eligibility requirements of Section 2.1, in any offering after the initial offering under the Plan, the Committee may offer available shares to new participants or to then participants or to a greater or lesser number of participants, and may include or exclude previous participants in accordance with such determinations as the Committee shall make from time to time.

     SECTION 3.3.  SHARES FROM UNEXERCISED OPTION.  In the event that
     -----------   ------------------------------
outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option may again be subjected to any option under the Plan.

                                  ARTICLE IV

                        TERMS AND CONDITIONS OF OPTIONS
                        -------------------------------

     Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall, from time to time, recommend, which (although they need not be identical in form) shall be subject to the following terms and conditions:

     SECTION 4.1.  OPTION PRICE.  Except as provided in Section 4.4 of the Plan,
     -----------   ------------
the price at which shares of Common Stock may be purchased pursuant to options shall be no less than one hundred percent (100%) of the fair market value of the shares of Common Stock on the date the option is granted. The Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

     SECTION 4.2.  TIME OF GRANTING OPTION.  Neither anything contained in the
     -----------   -----------------------
Plan or in any resolution adopted or to be adopted by the Board of Directors of the Corporation or the shareholders of the Corporation nor any action taken by the Committee shall constitute the granting of an option. The granting of an option shall take place only when a written option agreement shall have been duly executed by or on behalf of the Corporation and the participant to whom such option shall be granted. Notwithstanding anything herein to the contrary, no options shall be granted under the Plan after January 15, 2006.

     SECTION 4.3.  DURATION OF OPTIONS.  Except as provided in Section 4.4 of
     -----------   -------------------
the Plan, no option shall be exercisable after the expiration of ten (10) years from the date such option is granted, and the Committee in its discretion may provide that an option shall be exercisable during such ten (10) year period or any lesser period of time.

     SECTION 4.4.  TEN PERCENT SHAREHOLDERS.  Notwithstanding anything to the
     -----------   ------------------------
contrary contained herein, options granted by the Committee to any eligible participant who at the time of the grant of the option, owned, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation, shall not qualify as incentive stock options unless (i) the purchase price for the Common Stock subject to the option is at least one hundred ten percent (110%) of the fair market value of the Common Stock determined at the time such option is granted and (ii) the option by its terms is not exercisable after five (5) years from the time the option is granted. The attribution rules of Section 425(d) of the Code shall apply in the determination of the indirect ownership of capital stock of the Corporation.

     SECTION 4.5.  AMOUNT EXERCISABLE.  (a)  Each incentive stock option may be
     -----------   ------------------
exercised by a participant so long as it is valid and outstanding, in part or in whole as the Committee in its discretion may provide in the written option agreement between the Corporation and such participant. The Committee may also prescribe a minimum number of shares of Common Stock subject to options which must be purchased at any one time in connection with the exercise of any such options.

     (b) Options granted under the Plan may be exercised in any order, regardless of when such options were granted.

     SECTION 4.6.  METHOD OF EXERCISE.  (a)  Notice of Exercise.  An option
     -----------   ------------------        ------------------
shall be exercised by delivery of written notice to the Corporation setting forth the number of shares of Common Stock with respect to which the option is being exercised, and specifying the address to which the certificates for such shares are to be delivered.

     (b)  Payment.  Such notice shall be accompanied by payment of the full
          -------
purchase price of such shares, and the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Payment shall be made:

               (i) by the tender of cash, check, postal or express money order in the amount of the purchase price payable to the order of the Corporation, or

               (ii) by the tender of shares of Common Stock of the Corporation having the fair market value equal to the purchase price, if the Corporation is not then prohibited from purchasing or acquiring shares of Common Stock.

If and while payment with Common Stock is permitted for the exercise of an option granted under the Plan in accordance with the foregoing provisions, the person then entitled to exercise that option may, in lieu of using previously outstanding shares of Common Stock therefor, use some of the shares of Common Stock as to which the option is then being exercised.

          (c)  Designation.  The certificate or certificates for shares as to
               -----------
which the option is exercised shall be registered in the name of the person or persons exercising the option. In the event the option shall be exercised pursuant to Section 4.8(b) by any person or persons other than the participant, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the option.

          (d)  Delivery.  The Corporation shall deliver to the participant the
               --------
certificate or certificates for the number of shares with respect to which the option has been exercised to the address specified in accordance with Section 4.6(a) above, and delivery shall be deemed effected for all purposes when the Corporation or its transfer agent shall have deposited such certificate or certificates in the United States mail addressed to the participant at such address. If the participant (or other person entitled to exercise the option) fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the option with respect to such undelivered shares may be terminated.

     SECTION 4.7.  NON-TRANSFERABILITY OF OPTIONS.  Options shall not be
     -----------   ------------------------------
transferable by the participant other than by will or under the laws of descent and distribution and shall be exercisable, during his lifetime, only by him.

     SECTION 4.8.  SEVERANCE OF EMPLOYMENT.  (a)  Termination of Employment
     -----------   -----------------------        -------------------------
other than by Death, Retirement or Disability.  If the participant ceases to be
---------------------------------------------
employed by the Corporation, or any subsidiary of the Corporation, for any reason, whether by his own volition or otherwise (except that this paragraph will not apply if the termination of employment is caused by death, retirement or disability), then the option granted to the participant shall terminate on the date of the participant's cessation of employment.

          (b)  Death or Retirement of Participant.  In the event of the death or
               ----------------------------------
retirement of the participant upon reaching the age of sixty-five (65) while in the employ of the Corporation, or any subsidiary of the Corporation, and before the date of expiration of an option granted to him, the option shall terminate on the earlier of the date of its expiration or the day which is three (3) months after the date of death or retirement, as the case may be. After the retirement or death of the participant, the participant, in the event of his retirement, or his executors, administrators or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution, in the event of his death, shall have the right at any time during the time specified in this Section 4.8(b) to exercise the option, in whole or in part.

          (c)  Disability of Participant.  If before the date of expiration of
               -------------------------
the option the participant shall terminate his employment with the Corporation, or any subsidiary of the Corporation, for reason of disability, the option shall terminate on the earlier of its date of expiration or a day which is one (1) year after the date of such termination of employment.

     SECTION 4.9.  REQUIREMENTS OF REGULATORY AGENCIES.  (a)  The Corporation
     -----------   -----------------------------------
shall not be required to sell or issue any shares of Common Stock under any option if the issuance of such shares of Common Stock shall constitute a violation by the participant or the Corporation of any provisions of any law or regulation of any governmental authority.

          (b) If, at any time, the Board of Directors of the Corporation shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to options under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of options or the purchase or issue of shares thereunder, then if the Board of Directors deems it necessary, no further options may be granted and outstanding options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors shall have the authority to cause the Corporation at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval; provided, however, that the Corporation is not obligated to register any securities covered by this Plan, nor is the Corporation required to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

          (c) If requested by the Corporation at the time of exercise of any option, the participant shall execute an agreement (in a form acceptable to the Corporation) stating that he is purchasing the shares subject to the option for investment and without any present intention of selling the same.

                                   ARTICLE V

                                 MODIFICATIONS
                                 -------------

     SECTION 5.1.  AMENDMENT OR TERMINATION OF PLAN.  The Board of Directors of
     -----------   --------------------------------
the Corporation may modify, revise or terminate this Plan at any time and from time to time;

provided, however, that without the further approval of the shareholders of the Corporation, the Board may not (i) increase the maximum number of shares of Common Stock which may be issued under options pursuant to the provisions of the Plan; (ii) reduce the option price at which options may be granted to an amount less than the fair market value per share at the time the option is granted;
(iii) change the class of employees eligible to receive options; or (iv) change any provisions of the Plan which would affect the income tax status of the options granted hereunder. The Board shall have the power to make such changes in the Plan and in the regulations and administrative provisions thereunder or in any outstanding option as, in the opinion of counsel for the Corporation, may be necessary or appropriate from time to time to enable the options granted pursuant to the Plan to comply with the requirements of any governmental or regulatory agency.

     SECTION 5.2.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.  Subject to
     -----------   ----------------------------------------------
the terms and conditions and within the limitations of the Plan, the Board of Directors of the Corporation may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not substitution theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the participant, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     SECTION 5.3.  ADJUSTMENTS.  (a)  In the event that the outstanding shares
     -----------   -----------
of Common Stock of the Corporation are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or reclassification, stock split-up, combination of shares, dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the option price per share.

          (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Corporation's issue, or any combination thereof, or upon a sale of substantially all the property of the Corporation to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Corporation then outstanding by, another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision shall be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options or options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Corporation shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this Section 5.3(b), not yet be exercisable.

          (c) Adjustments and determinations under this Section 5.3 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION 6.1.  WRITTEN AGREEMENT.  Each option granted hereunder shall be
     -----------   -----------------
embodied in a written option agreement which shall be subject to the terms and conditions prescribed above, and shall be signed by the participant and by the President or any Vice President of the Corporation for and on behalf of the Corporation. Such an option agreement shall be approved as to its terms by the participant's spouse (if any) and shall contain such other provisions as the Committee, in its discretion, shall deem advisable.

     SECTION 6.2.  APPLICATION OF FUNDS.  The proceeds received by the
     -----------   --------------------
Corporation from the sale of shares of Common Stock pursuant to options shall be used for general corporate purposes.

     SECTION 6.3.  DEFINITIONS.  (a)  The term "Plan" means the 1997 Incentive
     -----------   -----------
Stock Option Plan adopted by Summit Bancshares, Inc. as may be amended and restated from time to time.

          (b) The term "Corporation" means Summit Bancshares, Inc. and its successors.

          (c) The term "Common Stock" means the One Dollar and 25/100 ($1.25) par value common stock of the Corporation.

          (d) The term "option" shall mean the rights granted to an employee to purchase shares of Common Stock of the Corporation in accordance with the Plan.

          (e) The term "participant" shall mean an eligible employee of the Corporation, or of any subsidiary of the Corporation, who has been granted an option to purchase shares of Common Stock by the Committee.

          (f) The term "Code" means the Internal Revenue Code of 1986, as amended and any successor revenue law hereto, and as same may be interpreted from time to time by Treasury Income Tax Regulation, Treasury Department Administrator ruling and court decisions.

     SECTION 6.4.  PLAN EXPENSES.  The expenses of administering the Plan shall
     -----------   -------------
be borne by the Corporation. Member of the Committee shall receive compensation for serving on the Committee, as from time to time determined by the Board of Directors of the Corporation.

     SECTION 6.5.  EFFECTIVE DATE OF PLAN.  The Plan shall become effective and
     -----------   ----------------------
shall be deemed to have been adopted on January 21, 1997.

                            SUMMIT BANCSHARES, INC.
     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1997

  The undersigned hereby constitutes and appoints James L. Murray, F.S. Gunn and Jeffrey M. Harp, and each of them, proxies with full power of substitution to vote, as directed below, all the shares of Common Stock of Summit Bancshares, Inc. (the "Corporation") held of record by the undersigned at the close of business on March 14, 1997, at the Annual Meeting of Shareholders to be held at Summit National Bank, 1300 Summit Avenue, Fort Worth, Texas, at 4:30 p.m. on April 15, 1997, and at any adjournment or adjournments thereof.

 1. ELECTION OF DIRECTORS - Nominees: Robert E. Bolen, Joe L. Bussey, M.D., Elliott S. Garsek, Ronald J. Goldman, F.S. Gunn, Jeffrey M. Harp, William
    W. Meadows, Edward P. Munson, James L. Murray, Philip E. Norwood, Byron B. Searcy, Edgar Snelson and Lloyd J. Weaver

   MARK ONLY ONE BOX [_]VOTE FOR all nominees listed above, except vote to be withheld from the following nominees, if any:
   ----------------------------------------------------------------------------

                       [_]VOTE TO BE WITHHELD from all nominees

 2. RATIFICATION OF 1997 INCENTIVE STOCK OPTION PLAN. Proposal to ratify the adoption of the 1997 Incentive Stock Option Plan that was adopted by the Board of Directors on January 21, 1997, as described in PROPOSAL NO. 2 of the Proxy Statement dated March 17, 1997.
   FOR        AGAINST        ABSTAIN

 3. APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS. Proposal to approve the appointment of Stovall, Grandey & Whatley as independent auditors of the Corporation for the fiscal year ending December 31, 1997, as described in PROPOSAL NO. 3 of the Proxy Statement dated March 17, 1997.
   FOR        AGAINST        ABSTAIN

 4. OTHER BUSINESS. In their discretion upon such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
   FOR        AGAINST        ABSTAIN

                           (continued on other side)

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES LISTED ABOVE, "FOR" PROPOSAL NO. 2, "FOR" PROPOSAL NO. 3 AND, IN THE DISCRETION OF THE PERSON DESIGNATED HEREIN AS PROXIES, UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. The undersigned hereby revokes any proxy or proxies heretofore given and hereby confirms all that said attorneys and proxies, or any of the, or their substitutes may do by virtue hereof. In addition, receipt of the 1996 Annual Report, the Notice of Annual Meeting and the Proxy Statement of Summit Bancshares, Inc. dated March 17, 1997, is hereby acknowledged.

SHARES OF COMMON STOCK:                          DATED: _________________, 1997

  PLEASE DATE THIS PROXY AND SIGN YOUR NAME
EXACTLY AS IT APPEARS HEREON, AND MAIL TODAY.
WHERE THERE IS MORE THAN ONE OWNER, EACH
SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY,
ADMINISTRATOR, EXECUTOR, GUARDIAN, OR
TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF
EXECUTED BY A CORPORATION, THIS PROXY SHOULD
BE SIGNED BY A DULY AUTHORIZED OFFICER.
                                                 ------------------------------
                                                 ------------------------------
                                                 ------------------------------
                                                 Signature of Shareholder(s)
                                                 ------------------------------
                                                 Street Address
                                                 ------------------------------
                                                 City      State       Zip Code

 NOTE: I       WILL       WILL NOT ATTEND THE SHAREHOLDERS MEETING ON APRIL 15,
                                     1997.